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                                                                     Exhibit 1.1

                         FRIENDLY ICE CREAM CORPORATION

                       $175,000,000 SENIOR NOTES DUE 2012


                               PURCHASE AGREEMENT

                                                                   March 3, 2004

Goldman, Sachs & Co.
Banc of America Securities LLC
SG Cowen Securities Corporation
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     Friendly Ice Cream Corporation, a Massachusetts corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "PURCHASERS") an aggregate of $175,000,000 in principal amount of its 8 3/8% Senior Notes due 2012 (the "NOTES"). The Notes will be unconditionally guaranteed (the "GUARANTEE") by Friendly's Restaurants Franchise, Inc., a Delaware corporation (the "GUARANTOR" and together with the Company, the "ISSUERS"). The Notes and the Guarantee are hereinafter collectively referred to as the "SECURITIES."

     1. The Issuers, jointly and severally, represent and warrant to, and agree with, each of the Purchasers that:

            (a)    A preliminary offering circular, dated February 23, 2004
     (the "PRELIMINARY OFFERING CIRCULAR") and an offering circular, dated March 3, 2004 (the "OFFERING CIRCULAR") have been prepared in connection with the offering of the Securities. Any reference to the Offering Circular, as amended or supplemented, as of any specified date, shall be deemed to refer to and include (i) any documents filed with the United States Securities and Exchange Commission (the "COMMISSION") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of the Offering Circular and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by any Issuer prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Offering Circular, or any amendment or supplement thereto are hereinafter called the "EXCHANGE ACT REPORTS". The Exchange Act Reports, when they are filed with the Commission, will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates or, in the case of the Offering Circular, as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or

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     omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

            (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock (other than as a result of exercises of stock options) or increase in long-term debt (other than working capital borrowings in the ordinary course of business consistent with past practices) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

            (c) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do materially not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization; the entities set forth on Schedule II are the only direct or indirect subsidiaries of the Company;

            (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the credit facility dated as of December 17, 2001, as amended through the date hereof,

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     among the Company, Fleet National Bank and the lenders from time to time party thereto (the "Revolving Credit Facility"));

            (f) The Securities have been duly authorized and, when the Notes are issued and delivered to and paid for by the Purchasers pursuant to this Agreement and authenticated by the Trustee, the Notes will have been duly authenticated, and the Securities will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture to be dated as of the date of the Time of Delivery (the "INDENTURE") among the Issuers and The Bank of New York, as Trustee (the "TRUSTEE"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Issuers and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

            (g) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

            (h) Prior to the date hereof, no Issuer nor any affiliate of any Issuer has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of the Securities;

            (i) The Registration Rights Agreement to be entered into among the Issuers and the Purchasers, substantially in the form of EXHIBIT A hereto (the "REGISTRATION RIGHTS AGREEMENT"), has been duly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Purchasers), will constitute a valid and legally binding agreement of each of the Issuers, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; and the Registration Rights Agreement will conform to the description thereof in the Offering Circular;

            (j) The Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by each of the Issuers and, when the Exchange Notes (as defined in the Registration Rights Agreement) are authenticated and the Exchange Securities executed, issued and delivered in accordance with the Indenture and the Registration Rights Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee), the Exchange Securities will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits provided by the Indenture, under which they are to be issued, and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and

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     other laws of general applicability relating to or affecting creditors'
     rights and to general equity principles;

            (k) The issue and sale of the Securities and the compliance by the Issuers with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, assuming the effectiveness of Amendment No. 4 to the Credit Agreement and except as, individually or in the aggregate, would not have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational document of any Issuer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement or the Indenture, except for the filing of a registration statement by the Issuers with the Commission pursuant to the United States Securities Act of 1933, as amended (the "ACT") pursuant to
     Section 5(l) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

            (l) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than, in the case of this clause (ii), defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

            (m) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the captions "Certain U.S. Federal Income Tax Consequences," "Description of the Revolving Credit Facility" and "Underwriting" (other than the sixth, seventh, eighth and twelfth paragraphs of such "Underwriting" section), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

            (n) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject in which (A) there is a reasonable possibility that such proceedings might be determined adversely to the Company or any of its subsidiaries and (B) if so determined adversely to the Company or any of its subsidiaries, such proceeding would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's

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     knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (o) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act as securities which are listed on a national securities exchange registered under Section 6 of the Exchange
     Act) or quoted in a U.S. automated inter-dealer quotation system;

            (p)    The Company is subject to Section 13 or 15(d) of the Exchange
     Act;

            (q) No Issuer is, or after giving effect to the offering and sale of the Securities, will be, an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

            (r) None of the Issuers, or any person acting on behalf of any Issuer (other than the Purchasers as to whom no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Issuers, each of their respective affiliates and any person acting on their behalf has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

            (s) Within the preceding six months, none of the Issuers or any other person acting on behalf of any Issuer has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuers will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by any Issuer, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

            (t) The financial statements included in the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, changes in stockholders' equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The information, to the extent derived from the Company's audited financial statements, set forth under the captions "Offering Circular Summary--Summary Consolidated Financial and Other Information" and "Selected Consolidated Financial and Other Information" included in the Offering Circular fairly present the information set forth therein on a basis consistent with that of the audited financial statements of the Company;

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            (u)    None of the Issuers or any affiliate of any Issuer does
     business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

            (v) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (w) Other than as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and its subsidiaries possesses and is in compliance with such permits, licenses, franchises, approvals and authorizations of governmental or regulatory authorities (the "PERMITS") as are necessary to own its respective properties and to conduct its business in the manner described in the Offering Circular, and, to the best of the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, any governmental or regulatory authorities to revoke or terminate any such Permits;

            (x) Other than as set forth in the Offering Circular or as would not, individually or in the aggregate, result in a Material Adverse Effect,
     (A) none of the Company or any of its subsidiaries is in violation of or has liability (accrued, contingent, absolute, determinable or otherwise) (collectively, "LIABILITY") pursuant to any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof (including, without limitation, any judicial or administrative order, consent decree or judgment) relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), wildlife, natural resources, mining or post-mining land reclamation, or occupational safety or health, including, without limitation, those relating to the release or threatened release of chemicals, pollutants, contaminants, solid or hazardous wastes, toxic substances, hazardous substances, hazardous materials, petroleum or petroleum products or wastes (including, without limitation, crude oil or any fraction thereof) (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to Environmental Laws against the Company or any of its subsidiaries, or against any person or entity whose Liability under Environmental Laws the Company or any of its subsidiaries has or may have retained or assumed by agreement or by operation of law and
     (C) there are no events or circumstances that might reasonably be expected to form the basis of an order for compliance, clean-up, investigation, remediation or reclamation, or an action, suit or proceeding by any private party or entity or governmental authority against or affecting, or otherwise expected to result in Liability to, the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;

            (y) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability with regard to its assets; (iii) access to assets is permitted only in accordance with

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     management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

            (z) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (1) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest thereon from March 8, 2004 until the Time of Delivery, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto.

     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Issuers that:

            (a) It acknowledges that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act; it will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, or
     (ii) upon the terms and conditions set forth in Annex I to this Agreement;

            (b) It is an Institutional Accredited Investor within the meaning of Rule 501 under the Act; and

            (c) Neither it nor any person acting on its behalf will offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause

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the certificates representing the Securities to be made available to
Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 8, 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "TIME OF DELIVERY".

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (the "CLOSING LOCATION"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.     The Issuers, jointly and severally, agree with each of the
Purchasers:

            (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith no Issuer shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of (i) the completion of distribution of the Securities and (ii) the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or advisable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such necessary or advisable amendment or supplement;

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            (d)    During the period beginning from the date hereof and
     continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, without the written consent of Goldman, Sachs & Co., except as provided hereunder, any additional Notes or any security that is substantially similar to the Notes;

            (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

            (f) At any time, prior to the expiration of two years after the Time of Delivery, when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection
     (d)(4)(i) of Rule 144A under the Act;

            (g) If requested by you, to use its reasonable best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

            (h) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed;

            (i) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) over which it exercises control to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

            (j) The Issuers shall comply with all the terms and conditions of the Registration Rights Agreement; and

            (k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

     6. The Issuers, jointly and severally, covenant and agree with the several Purchasers that the Issuers will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Issuers' counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and printing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers;
(ii) the cost of producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under

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state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and
(viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) Cahill Gordon & Reindel LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (b) Mayer, Brown, Rowe & Maw LLP, counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Guarantor is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

                   (ii) The Guarantee has been duly authorized, executed, and delivered by the Guarantor. The Securities constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular;

                   (iii) The Guarantee of the Exchange Notes has been duly authorized by the Guarantor. Assuming the due authorization of the Exchange Notes by the Company, when the Exchange Notes are duly and validly executed, issued and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the Indenture;

                   (iv) This Agreement has been duly authorized, executed and delivered by the Guarantor;

                   (v) The Indenture has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding instrument of the Issuers, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                   (vi) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding instrument of the Issuers, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

                   (vii) The issue and sale of the Securities and the compliance by the Issuers with all of the provisions of the Securities, the Indenture, this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement listed on the exhibit index to the Company's annual report on Form 10-K for the fiscal year ended December 28, 2003 and any subsequent Exchange Act filing made at or prior to the Time of Delivery, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Guarantor, any Applicable Laws or any order, judgment or decree of any court or governmental agency or body of the State of New York, the United States or the State of Delaware (acting under the Delaware General Corporation Law) known to us to be applicable to the Company or any of its subsidiaries. "APPLICABLE LAWS" means the General Corporation Law of the State of Delaware and those laws, statutes, rules and regulations of the State of New York and the Federal laws of the United States of America, in each case which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and would normally be applicable to general business corporations which are not engaged in regulated business activities (other than state securities laws and antifraud laws), but without having made any special investigation concerning the applicability of any other law, statute, rule or regulation;

                   (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except (A) with respect to the Exchange Securities, registration under the Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                   (ix) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, the Indenture, and the Registration Rights Agreement under the captions "Certain U.S. Federal Income Tax Considerations", "Description of the Revolving Credit Facility" and "Underwriting" (other than the sixth, seventh, eighth and twelfth paragraphs of such "Underwriting" section), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

                   (x) Assuming, without independent investigation, (a) that the Securities are sold to the Purchasers and initially resold by the Purchasers in accordance with the terms of, and in the manner contemplated by, this Agreement and the Offering Circular, (b) the accuracy of, and due performance by, each of the Issuers with respect to the representations, warranties and agreements set forth in Sections 1(o), 1(r) and 1(s) of this Agreement, (c) the accuracy of, and due performance by, each of the Purchasers with respect to the representations, warranties and agreements of the Purchasers set forth in this Agreement, (d) the accuracy of the representations and warranties deemed to be made pursuant to the Offering Circular by purchasers to whom the Purchasers initially resell the Securities, no registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

                   (xi) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

                   (xii) To such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject in which (A) there is a reasonable possibility that such proceedings might be determined adversely to the Company or any of its subsidiaries and (B) if so determined adversely to the Company or any of its subsidiaries, such proceedings would individually or in the aggregate have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                   (xiii) No Issuer is an "investment company", as such term is defined in the Investment Company Act.

                   In addition, such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Purchasers and representatives of the Company's independent certified accountants at which conferences the contents of the Offering Circular and related matters were discussed. However, other than as set forth in paragraph (ix) above and the last clause of paragraph (ii) above, such counsel does not express any opinion with respect to, and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular or make any representation that such counsel has independently verified or checked the accuracy, completeness or fairness of such statements. On the basis of such counsel's examination and the above-referenced discussions, and subject to the foregoing, such counsel shall advise that nothing has come to such counsel's attention that has led such counsel to believe that the Offering Circular (except for the financial data contained therein or omitted therefrom, including the financial statements and the related footnotes and schedules thereto, as to which such counsel expresses no belief and makes no statement), as of its date or as of the Time of Delivery, included or includes an untrue statement of a material fact omitted or omits to state a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading;

                   As to the due authorization, execution and delivery by the Company of this Agreement, the Notes, the Registration Rights Agreement and the Indenture, Mayer, Brown, Rowe & Maw LLP may rely on the legal opinion contemplated by Section 7(d);

            (c) Robert Sawyer, Deputy Counsel to the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company has an authorized capitalization as set forth in the Offering Circular;

                   (ii) Each of the Issuers has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                   (iii) Each subsidiary of the Company (other than the Guarantor, which is covered by the opinion contemplated by Section 7(b)) is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock (or membership interest) of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the issued shares of capital stock of each subsidiary of the Company (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than liens arising under the Revolving Credit Facility (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                   (iv) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject in which (A) there is a reasonable possibility that such proceedings might be determined adversely to the Company or any of its subsidiaries and (B) if so determined adversely to the Company or any of its subsidiaries, such proceedings would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (v) To such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than, in the case of this clause (ii), defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and

                   (vi) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

                   In addition, such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Purchasers and representatives of the Company's independent certified accountants at which conferences the contents of the Offering Circular and related matters were discussed. However, such counsel does not express any opinion with respect to, and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular or makes any representation that he has independently verified or checked the accuracy, completeness or fairness of such statements. On the basis of his examination and the above-referenced discussions, and subject to the foregoing, such counsel shall advise that nothing has come to his attention that has led him to believe that the Offering Circular (except for the financial data contained therein or omitted therefrom, including the financial statements and the related footnotes and schedules thereto, as to which he expresses no belief and makes no statement), as of its date or as of the Time of Delivery, included or includes an untrue statement of a material fact omitted or omits to state a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading;

            (d) Choate, Hall & Stewart, special Massachusetts counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company is validly existing as a corporation in good standing under the laws of Massachusetts, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

                   (ii) This Agreement has been duly authorized, executed and delivered by the Company;

                   (iii) The Notes have been duly authorized, executed, issued and delivered by the Company;

                   (iv) The Exchange Securities have been duly authorized by the Company;

                   (v) The Indenture has been duly authorized, executed and delivered by the Company;

                   (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company; and

                   (vii) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the articles of organization or by-laws of the Company or any provisions of the laws, statutes, rules and regulations of the State of Massachusetts or any order, judgment or decree of any court or governmental agency or body of Massachusetts known to us to be applicable to the Company or any of its properties.

            (e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

            (f) (i) Neither the Company nor any of its subsidiaries, shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular, there shall not have been any change in the capital stock (other than as a result of exercises of stock options) or increase in long-term debt (other than working capital borrowings in the ordinary course of business consistent with past practices) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

            (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to any debt or preferred stock of any Issuer by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange; (ii) a suspension or limitation in trading in the Company's securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

            (i)    The Securities have been designated for trading on PORTAL;

            (j) At or simultaneously with the purchase of the Notes by the Purchasers pursuant to Section 2, (1) all of the 10-1/2% senior notes due 2007 of the Company (the "EXISTING NOTES") validly tendered prior to the Consent Payment Deadline (as defined in the Offer to Purchase) pursuant to the Company's offer to purchase and solicitation of consents dated February 17, 2004 (the "OFFER TO PURCHASE") shall have been accepted by the Company in accordance with the terms of the Offer to Purchase, (2) the supplemental indenture contemplated by the Offer to Purchase shall have been executed and delivered by all parties thereto, and the only condition to its becoming operative shall be the acceptance of the Existing Notes tendered and (3) in accordance with the redemption provisions of the indenture governing the Existing Notes, the Company shall have issued an irrevocable notice of redemption relating to the Existing Notes not purchased pursuant to the Offer to Purchase;

            (k) As of the Time of Delivery, all conditions to the effectiveness of the fourth amendment to the revolving credit agreement dated as of December 17, 2001 among the Company, the lenders party thereto and Fleet National Bank, as administrative agent, as described in the Offering Circular, other than the purchase of the Securities hereunder, shall have been satisfied or waived.

            (l) The Issuers shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Issuers satisfactory to you as to the accuracy of the representations and warranties of the Issuers herein at and as of such Time of Delivery, as to the performance by the Issuers of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Issuers, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such

Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuer on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Issuers under this Section 8 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Issuer and to each person, if any, who controls any Issuer within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Issuers agree to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "PURCHASER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or any Issuer, except for the expenses to be borne by the Issuers and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or any Issuer, or any officer or director or controlling person of any Issuer, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, no Issuer shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers as provided herein, the Issuers will, jointly and severally, reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but no Issuer shall then be under any further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to any Issuer shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular,
Attention: Treasurer; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuers and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of each Issuer and each person who controls any Issuer or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.    Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     17. The Issuers are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Issuers. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        FRIENDLY ICE CREAM CORPORATION


                                        By:  /s/ Paul V. Hoagland
                                             -----------------------------------
                                             Name:  Paul V. Hoagland
                                             Title: Executive Vice President of
                                             Administration, Chief Financial
                                             Officer and Treasurer


                                        FRIENDLY'S RESTAURANTS FRANCHISE, INC.


                                        By:  /s/ Paul V. Hoagland
                                             -----------------------------------
                                             Name:  Paul V. Hoagland
                                             Title: Treasurer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
SG COWEN SECURITIES CORP.


By:   /s/ Goldman, Sachs & Co.
      ----------------------------------
      (Goldman, Sachs & Co.)

            On behalf of each of the Purchasers listed in Schedule I

                                   SCHEDULE I

                                                PRINCIPAL AMOUNT
                                                OF SECURITIES TO
                   PURCHASER                      BE PURCHASED
---------------------------------------------   ----------------
Goldman, Sachs & Co. ........................   $  131,250,000
Banc of America Securities LLC ..............       35,000,000
SG Cowen Securities Corp. ...................        8,750,000
                                                --------------
                  Total .....................   $  175,000,000
                                                --------------

                                   SCHEDULE II

SUBSIDIARY                    JURISDICTION OF ORGANIZATION               STOCKHOLDER
------------------------------------------------------------------------------------------------
Friendly's International,     Delaware                         Friendly Ice Cream Corporation
Inc.
Friendly's Realty I, LLC      Delaware                         Friendly Ice Cream Corporation

Friendly's Realty II, LLC     Delaware                         Friendly Ice Cream Corporation

Friendly's Realty III, LLC    Delaware                         Friendly Ice Cream Corporation

Friendly's Restaurants        Delaware                         Friendly Ice Cream Corporation
Franchise, Inc.

Restaurant Insurance          Vermont                          Friendly Ice Cream Corporation
Corporation

                                                                         ANNEX I

     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A. Accordingly, each Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each Purchaser further represents and agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     (2) Each Purchaser further represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the date of issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has communicated or caused to be communicated and will communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities only in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Subsidiary Guarantor; and (3) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

     (3) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each

Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II

     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:(1)

            (a) We are independent auditors with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC").

            (b) In our opinion, the consolidated financial statements audited by us and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations adopted by the SEC.

            (c) We have not audited any financial statements of the Company as of any date or for any period subsequent to December 28, 2003. The purpose (and therefore the scope) of our audit for the year ended December 28, 2003 was to enable us to express our opinion on the consolidated financial statements as of December 28, 2003 and for the year then ended, but not on the consolidated financial statements for any interim period within that year.

            (d) For purposes of this letter we have read the fiscal year 2003 and 2004 minutes of the meetings of the stockholders and the Board of Directors of the Company as set forth in the minute books through March 1, 2004, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to March 1, 2004 as follows:

                 (i) With respect to the period from December 29, 2003 to March 1, 2004, we have:

                    a. read the unaudited consolidated financial statements for the fiscal months of January and February of both 2004 and 2003 furnished to us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to March 1, 2004 were available; and

                    b. inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial statements referred to under a(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Offering Circular.

            The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal

-----------------------------
(1)  To be updated with revised draft of comfort letter.

     matters of significance with respect to comments in the following paragraphs. Accordingly, we make no representation as to the sufficiency of the foregoing procedures for your purposes.

            (e) Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

                   (i) at March 1, 2004, there was any change in the capital stock (except for activity under the Company's stock option plans), increase in long-term liabilities or any decrease in net current assets or increases in stockholders' deficit of the Company as compared with amounts shown in the December 28, 2003 consolidated balance sheet, included in the Offering Circular, or (ii) for the period from December 29, 2003 to March 1, 2004, there were any decreases, as compared with the corresponding period in the preceding year, in sales or increases in operating loss or net loss.

            (f) As mentioned under (d)(1)(a) above, officials of the Company have advised us that no consolidated financial statements as of any date or for any period subsequent to March 1, 2004 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after March 1, 2004 have, of necessity, been even more limited than those with respect to the periods referred to in (d) above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at March 1, 2004, there was any change in the capital stock (except for activity under the Company's stock option plans), increase in long-term debt or any decrease in consolidated net current assets or increases in stockholders' deficit of the Company as compared with amounts shown in the December 28, 2003 consolidated balance sheet, included in the Offering Circular, or (ii) for the period from December 29, 2003 to March 1, 2004, there were any decreases, as compared with the corresponding period in the preceding year, in sales or increases in operating loss or net loss. On the basis of these inquiries and our reading of the minutes as described in (d) above, nothing came to our attention that caused us to believe that there was any such increase or decrease.

            (g) Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

            (h) It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in (g) above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and in the documents incorporated by reference in the Offering Circular as described in (g) above and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

          (i) This letter is solely for the information of the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of securities covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of securities covered by the Offering Circular.